Ernst & Young LLP
515 South Flower Street
Los Angeles, California  90071
(213) 977-3200




Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 23, 1998 with respect to the consolidated financial statements of Transamerica Occidental Life Insurance Company in Pre-Effective Amendment No. 3 under the Securities Act of 1933 to the Registration Statement (Form S-6 No. 333-63215) and related Prospectus of Transamerica Occidental Life Separate Account VUL-2.



/s/ Ernst & Young LLP
Ernst & Young LLP


Los Angeles, California
January 29, 1999


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